Exhibit 5.1

OPINION AND CONSENT OF GENERAL COUNSEL

QUEST SOFTWARE, INC.

5 Polaris Way

Aliso Viejo, California 92656

Phone (949) 754-8000

November 17, 2011

Quest Software, Inc.

5 Polaris Way

Aliso Viejo, CA 92656

        Re:    Registration Statement on Form S-8

Ladies and Gentlemen:

As General Counsel of Quest Software, Inc., a Delaware corporation (the “Company”), I have participated in the corporate and other proceedings taken by the Company in connection with the registration on Form S-8 (the “Registration Statement”) under the Securities Act of 1933, as amended (the “Securities Act”), of 136,862 shares of the Company’s common stock, par value $.001 per share (the “Shares”), for issuance upon the exercise of stock options that were granted under the VKernel Corporation 2007 Equity Incentive Plan (the “Plan”) and assumed by the Company pursuant to the Agreement and Plan of Merger among the Company, VKernel Corporation, Hurricane Merger Sub, Inc. (a wholly-owned subsidiary of the Registrant), and the securityholders’ representative party thereto, dated as of November 10, 2011.

I have reviewed the Company’s charter documents and the corporate proceedings taken by the Company in connection with the Plan, and have examined such documents as I have deemed necessary for purposes of this opinion. Based on such review, and subject to the limitations and qualifications set forth herein, I am of the opinion that, if, as and when the Shares have been issued and sold (and the consideration therefor received) pursuant to the provisions of the stock option agreements duly authorized under the Plan and in accordance with the Registration Statement, such Shares will be legally issued, fully paid and nonassessable.

The opinion expressed herein is limited to the General Corporation Law of the State of Delaware, including the applicable provisions of the Delaware Constitution and the reported judicial decisions interpreting such law, in each case as currently in effect, and I express no opinion as to the effect of the laws of any other jurisdiction.

I consent to the filing of this opinion letter as Exhibit 5.1 to the Registration Statement. In giving such consent, I do not thereby admit that I am in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Securities and Exchange Commission thereunder.

Very truly yours,

/s/ David P. Cramer

David P. Cramer, Vice President, General Counsel and Secretary